Exhibit 10.11

GAINSCO, INC.

RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of January 21, 2005, is entered into between GAINSCO, INC., a Texas corporation (the “Company”), and Glenn W. Anderson (the “Employee”) pursuant to a Waiver and First Amendment dated August 27, 2004 (the “First Amendment”) to the Employment Agreement dated effective April 17, 1998 (the “1998 Anderson Employment Agreement”) (terms defined in the First Amendment are used herein with the same meaning). The Company and the Employee agree as follows:

     1. Definitions.

            1.1 “Change in Control” shall have the meaning set forth in the Change in Control Agreement dated as of August 27, 2004 between the Company and Employee.

            1.2 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     2. Acquisition of Restricted Stock. Concurrently with the execution and delivery hereof, the Company has issued to the Employee 400,000 shares of the Company’s common stock, par value $.10 per share (“Common Stock”). The Company and the Employee have determined that it would be in their best interests to impose certain rights and obligations upon the Company, the Employee and his legal representatives, as the case may be, with respect to such 400,000 shares of Common Stock (as adjusted for stock splits, dividends and the like, the “Shares”).

     3. Restriction Period. During the period (the “Restriction Period”) commencing as of the date of this Agreement and ending on the fifth anniversary of the date of this Agreement, the Shares shall be subject to the restrictions described in Section 4 of this Agreement (the “Restrictions”). The Shares subject to the Restrictions at any given time are called the “Restricted Shares.”

     4. Restrictions. The Restricted Shares shall be represented by one or more stock certificates registered in the name of the Employee. The Employee shall have the right to receive dividends on the Restricted Shares, to vote the Restricted Shares and to enjoy all other shareholder rights with respect thereto, except that (i) the Employee shall not be entitled to possession of the stock certificate representing the Restricted Shares, (ii) the Company shall retain custody of the stock certificate(s) representing the Restricted Shares, (iii) the Employee may not, other than as permitted under Section 9.2, sell, assign, pledge, exchange, transfer, encumber, charge, otherwise dispose of the Restricted Shares, or any of them, or any interest therein or thereto, and (iv) the Restricted Shares are subject to potential forfeiture as provided in Section 5 of this Agreement.

     5. Forfeiture. Any Restricted Shares (and all voting and other rights associated with such Restricted Shares) shall be forever forfeited (to the extent that the Restrictions with respect to such Restricted Shares have not previously lapsed) in the event (i) such Restricted Shares are transferred by operation of law to any Person other than the Company or in accordance with Section 9.2 for any reason (including without limitation the bankruptcy of the Employee or seizure and sale by legal process), or (ii) the Employee’s employment with the Company is terminated prior to the end of the Restriction Period for any reason; provided, however, that if Employee is terminated Without Cause pursuant to Section 6(a)(iii) of the 1998 Anderson Employment Agreement or in the event of the death or employment ending disability of Employee, a Prorated number of Restricted Shares for the year in which such event occurred shall become fully vested as of the date of such termination or death or employment ending disability from the last anniversary of the date of this Agreement to the date of such event. The Company shall not be obligated to pay the Employee any amount for the forfeiture of any Restricted Shares. The Employee shall be entitled to retain all Shares to which the Restrictions have ceased to apply.

     6. Lapse of Restrictions. Subject to Section 5 of this Agreement, Restricted Shares shall become “vested”, and the Restriction Period with regard thereto shall lapse, as follows:

     (i) 80,000 Restricted Shares shall become fully vested on the first anniversary of the date of this Agreement;

     (ii) an additional 80,000 Restricted Shares shall become fully vested on the second anniversary of the date of this Agreement;

     (iii) an additional 80,000 Restricted Shares shall become fully vested on the third anniversary of the date of this Agreement;

     (iv) an additional 80,000 Restricted Shares shall become fully vested on the fourth anniversary of the date of this Agreement; and

     (v) the remaining 80,000 Restricted Shares shall become fully vested on the fifth anniversary of the date of this Agreement.

Notwithstanding the foregoing, however, the Restrictions shall lapse automatically with respect to all previously unvested Shares (unless earlier forfeited in accordance with Section 5 of this Agreement) upon the occurrence of a Change in Control.

     7. Restrictions on Corresponding Securities and Assets. Any other securities or assets (other than ordinary cash dividends) that are received by the Employee in respect of any of the Restricted Shares shall be subject to the Restrictions to the same extent and for so long as such Restricted Shares to which such securities or other assets are attributable remain subject to the Restrictions.

     8. Delivery of Certificates Upon Lapse of Restrictions. Promptly following the lapse of the Restrictions as to any of the Shares, the Company will deliver the stock certificate or certificate representing such Shares with respect to which the Restrictions have lapsed to the Employee or his legal representative.

     9. Certain Restrictions on Transferability of Shares by the Employee. The following restrictions shall apply to all Restricted Shares:

            9.1 Restriction on Transfers in Violation of the Securities Act. Employee will be acquiring the Restricted Shares for investment and with no intent to sell or otherwise dispose of them. In no event shall Employee sell, assign, pledge, exchange, transfer, encumber, charge or otherwise dispose of any of the Restricted Shares or any right or benefit under this Agreement, if such sale, assignment, pledge, exchange, transfer, encumbrance, charge or disposition might reasonably be expected to result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (the Securities Act and applicable state securities laws collectively, the “Applicable Securities Laws”). Unless the Company agrees otherwise, Employee shall be required to provide a legal opinion in form and substance and from counsel satisfactory to the Company that such intended sale, assignment, pledge, exchange, transfer, encumbrance, charge or disposition is exempt from the registration requirements of the Applicable Securities Laws.

            9.2 Permitted Transfers. The Employee may transfer all or any part of the Shares, to (i) the members of the immediate family of the Employee (including lineal descendants) or one or more trusts or partnerships for the benefit of the Employee or members of the immediate family of the Employee (including lineal descendants); or (ii) the estate of the Employee or to any heir, executor, administrator or lineal descendant of the Employee; provided that prior to any such transfer either the Employee or the transferee delivers to the Company a written instrument in accordance with Section 10 and an opinion of counsel reasonably satisfactory to the Company in accordance with Section 9.1 to the effect that the transfer is exempt from registration under Applicable Securities Laws. In the event of a transfer under this Section 9.2, such transferee(s) shall be deemed a Shareholder for purposes of this Agreement.

     10. Conditions to Transfers. It shall be a condition to the transfer of any Restricted Shares by the Employee to any Person that the recipient of such Restricted Shares shall become a signatory to this Agreement by executing an Addendum Agreement in the form and substance satisfactory to the Company.

     11. Legends of Certificates. The reverse side of each certificate reflecting ownership of the Restricted Shares subject to the Restrictions under Section 4 shall bear the following legends:

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A RESTRICTED STOCK AGREEMENT DATED AS OF JANUARY 21, 2005, WITH THE COMPANY (THE “RESTRICTED STOCK AGREEMENT”), COPIES OF WHICH ARE AVAILABLE AT THE COMPANY’S PRINCIPAL OFFICE FOR INSPECTION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE RESTRICTED STOCK AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND AN OPINION IN FORM AND SUBSTANCE AND FROM COUNSEL SATISFACTORY TO THE COMPANY HAS BEEN RECEIVED BY THE COMPANY.

     12. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered (i) upon physical delivery (if hand delivered); (ii) three business days after deposit in the United States mail (if mailed), postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) the day such notice is sent via facsimile as set forth below:

The Company:	GAINSCO, INC. 1445 Ross Avenue, Suite 5300 Dallas, Texas 75202 Attention: Chairman of the Board Fax: (214) 647-0415

Employee:	Notices to Employee shall be given at the most recent address of Employee on the Company’s records.

Notice given in any other manner shall be effective when received. The address for notice may be changed by notice given in accordance with this provision. If notice is required to be delivered to any party to this Agreement, a copy of such notice shall be delivered to all other parties to this Agreement.

     13. Power of Attorney. The Chairman of the Board of the Company, from time to time, is hereby appointed the attorney-in-fact, with full power of substitution of the Employee for the sole purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which such attorney-in fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in fact is irrevocable and coupled with an interest. The Chairman of the Board of the Company, as attorney-in-fact for the Employer may, in the name of the Employee, make and execute all conveyances, assignments and transfers of the Restricted Shares, and the Employee hereby ratifies and confirms all that the Chairman of the Board of the Company, as said attorney-in-fact, shall do so by virtue hereof, provided that the foregoing shall be solely for the purpose of carrying out the provisions of this Agreement. Nevertheless, the Employee shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purposes hereof.

     14. Waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

     15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his heirs, executors, administrators and legal representatives and upon the Company and its successors and assigns.

     16. Governing Law; Venue. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas, without regard for any principles of conflict of laws. Any dispute arising out of or relating to this Agreement may be brought in a court of competent jurisdiction located in Dallas, Texas, and both of the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts in any such dispute, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the dispute shall be heard and determined only in any such court, and agrees not to bring any dispute arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any dispute may be served on any party anywhere in the world.

     17. Severability. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not affect the validity of any other provision of this Agreement.

     18. Construction. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

     19. Amendments. This Agreement may only be amended or modified by written agreement of the Company and the Employee.

     20. Tax Consequences. Employee understands that he shall be responsible for his own tax liability that may arise as a result of the transaction contemplated by this Agreement. Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any of the restrictions on the Shares lapse. Employee understands that he may elect to be taxed at the time the Shares are granted rather than when the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant. If Employee does not choose to elect Section 83(b) status, Employee may ask the Company to reduce the number of Restricted Shares issued pursuant to this Agreement to equal the estimated after-tax value of Restricted Shares when reduced.

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The parties have executed this Agreement effective as of the date first set forth above.

GAINSCO, INC.
By:	/s/ John H. Williams
John H. Williams
Chairman of the Compensation Committee of the Board of Directors of GAINSCO, INC.

EMPLOYEE
/s/ Glenn W. Anderson
Glenn W. Anderson, individually

     The undersigned, the spouse of the Employee, hereby joins in the execution and delivery of this Agreement to evidence her consent and approval to, and agreement to be bound by, all the terms and provisions hereof.

/s/ Robyn Anderson
Robyn Anderson